News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS SEPTEMBER 2009
OPERATIONAL PERFORMANCE
HOUSTON, Oct. 1, 2009 – Continental Airlines (NYSE: CAL) today reported a September consolidated (mainline plus regional) load factor of 81.5 percent, 5.0 points above the September 2008 consolidated load factor, and a mainline load factor of 82.2 percent, 4.8 points above the September 2008 mainline load factor.  The carrier reported a domestic mainline September load factor of 84.0 percent, 5.5 points above the September 2008 domestic mainline load factor, and an international mainline load factor of 80.4 percent, 4.1 points above September 2008.  All four September load factors were records for the month.
During the month, Continental recorded a U.S. Department of Transportation (DOT) on-time arrival rate of 88.4 percent and a mainline segment completion factor of 99.8 percent. Continental also recorded a record number of 100 percent completion factor days for the month of September.
In September 2009, Continental flew 6.9 billion consolidated revenue passenger miles (RPMs) and 8.5 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic increase of 7.0 percent and a capacity increase of 0.5 percent as compared to September 2008. In September 2009, Continental flew 6.2 billion mainline RPMs and 7.6 billion mainline ASMs, resulting in a mainline traffic increase of 6.7 percent and a mainline capacity increase of 0.5 percent as compared to September 2008. Domestic mainline traffic was 3.2 billion RPMs in September 2009, up 9.8 percent from September 2008, and domestic mainline capacity was 3.8 billion ASMs, up 2.7 percent from September 2008. September 2008 operations were impacted by the effects of Hurricane Ike, which caused a multi-day closure of the Houston hub and reduced September capacity.
For September 2009, consolidated passenger revenue per available seat mile (RASM) is estimated to have decreased between 18.5 and 19.5 percent compared to September 2008, while mainline RASM is estimated to have decreased between 20.0 and 21.0 percent. September 2008 results included a 3 point increase in both consolidated and mainline RASM related to a reduction in the company's frequent flyer liability. For August 2009, consolidated passenger RASM decreased 17.2 percent compared to August 2008, while mainline passenger RASM decreased 17.9 percent compared to August 2008.
Continental ended the third quarter 2009 with an unrestricted cash, cash equivalents and short-term investments balance of approximately $2.55 billion.
Continental’s regional operations had a September load factor of 75.8 percent, 6.3 points above the September 2008 regional load factor. Regional RPMs were 725.0 million and regional ASMs were 956.9 million in September 2009, resulting in a traffic increase of 9.0 percent and a capacity decrease of 0.1 percent versus September 2008.
Continental Airlines is the world’s fifth largest airline.  Continental, together with Continental Express and Continental Connection, has more than 2,750 daily departures throughout the Americas, Europe and Asia, serving 133 domestic and 132 international destinations. More than 750 additional points are served via current alliance partners.   Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.
Celebrating its 75th anniversary this year, Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.  For the sixth consecutive year, FORTUNE magazine named Continental the No. 1 World’s Most Admired Airline on its 2009 list of World’s Most Admired Companies. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2008 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the significant volatility in the cost of aircraft fuel, its transition to a new global alliance, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the recession in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
SEPTEMBER	2009	2008	Change
REVENUE PASSENGER MILES (000)
Domestic	3,173,371	2,889,642	9.8	Percent

International	3,048,654	2,939,376	3.7	Percent
Transatlantic	1,727,480	1,779,464	-2.9	Percent
Latin America	635,693	591,423	7.5	Percent
Pacific	685,481	568,489	20.6	Percent

Mainline	6,222,025	5,829,018	6.7	Percent
Regional	724,977	665,285	9.0	Percent
Consolidated	6,947,002	6,494,303	7.0	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,778,821	3,678,834	2.7	Percent

International	3,791,178	3,849,950	-1.5	Percent
Transatlantic	2,079,010	2,338,025	-11.1	Percent
Latin America	819,389	774,378	5.8	Percent
Pacific	892,779	737,547	21.0	Percent

Mainline	7,569,999	7,528,784	0.5	Percent
Regional	956,913	957,659	-0.1	Percent
Consolidated	8,526,912	8,486,443	0.5	Percent
PASSENGER LOAD FACTOR
Domestic	84.0 Percent	78.5 Percent	5.5	Points

International	80.4 Percent	76.3 Percent	4.1	Points
Transatlantic	83.1 Percent	76.1 Percent	7.0	Points
Latin America	77.6 Percent	76.4 Percent	1.2	Points
Pacific	76.8 Percent	77.1 Percent	-0.3	Points

Mainline	82.2 Percent	77.4 Percent	4.8	Points
Regional	75.8 Percent	69.5 Percent	6.3	Points
Consolidated	81.5 Percent	76.5 Percent	5.0	Points
ONBOARD PASSENGERS
Mainline	3,330,332	3,162,971	5.3	Percent
Regional	1,350,709	1,239,585	9.0	Percent
Consolidated	4,681,041	4,402,556	6.3	Percent
CARGO REVENUE TON MILES (000)
Total	84,370	78,161	7.9	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2009	2008	Change
REVENUE PASSENGER MILES (000)
Domestic	30,522,134	33,059,679	-7.7	Percent

International	30,066,409	31,198,331	-3.6	Percent
Transatlantic	15,426,106	16,593,207	-7.0	Percent
Latin America	8,999,186	9,173,141	-1.9	Percent
Pacific	5,641,117	5,431,983	3.9	Percent

Mainline	60,588,543	64,258,010	-5.7	Percent
Regional	6,984,255	7,603,772	-8.1	Percent
Consolidated	67,572,798	71,861,782	-6.0	Percent
AVAILABLE SEAT MILES (000)
Domestic	35,966,166	39,572,803	-9.1	Percent

International	38,151,937	39,551,824	-3.5	Percent
Transatlantic	19,582,526	21,367,474	-8.4	Percent
Latin America	11,061,249	11,109,442	-0.4	Percent
Pacific	7,508,162	7,074,908	6.1	Percent

Mainline	74,118,103	79,124,627	-6.3	Percent
Regional	9,144,698	9,937,632	-8.0	Percent
Consolidated	83,262,801	89,062,259	-6.5	Percent
PASSENGER LOAD FACTOR
Domestic	84.9 Percent	83.5 Percent	1.4	Points

International	78.8 Percent	78.9 Percent	-0.1	Points
Transatlantic	78.8 Percent	77.7 Percent	1.1	Points
Latin America	81.4 Percent	82.6 Percent	-1.2	Points
Pacific	75.1 Percent	76.8 Percent	-1.7	Points

Mainline	81.7 Percent	81.2 Percent	0.5	Points
Regional	76.4 Percent	76.5 Percent	-0.1	Points
Consolidated	81.2 Percent	80.7 Percent	0.5	Points
ONBOARD PASSENGERS
Mainline	34,618,306	37,714,489	-8.2	Percent
Regional	12,932,311	13,794,791	-6.3	Percent
Consolidated	47,550,617	51,509,280	-7.7	Percent
CARGO REVENUE TON MILES (000)
Total	664,768	769,567	-13.6	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
SEPTEMBER	2009	2008	Change
On-Time Performance 1	88.4%	82.1%	6.3	Points
Completion Factor 2	99.8%	94.4%	5.4	Points
August 2009 year-over-year consolidated RASM change			(17.2)	Percent
August 2009 year-over-year mainline RASM change			(17.9)	Percent
September 2009 estimated year-over-year consolidated RASM change			(18.5) - (19.5)	Percent
September 2009 estimated year-over-year mainline RASM change			(20.0) - (21.0)	Percent
September 2009 estimated average price per gallon of fuel, including fuel taxes			1.98	Dollars
Third Quarter 2009 estimated average price per gallon of fuel, including fuel taxes			1.99	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage